Exhibit 99.1

TCR2 Therapeutics Reviews Pipeline and Strategy at R&D Day

- gavo-cel recommended Phase 2 dose (RP2D) identification before year-end

- Anticipated IND filing for TC-510 in 1Q22

- Identification of CD70-targeted lead candidate

- Anticipated allogeneic program lead candidate in 2022

- Expansion of platform into autoimmune diseases with TRuC Tregs

- TCR2 to host a webcast on Wednesday, October 20 at 8:00a.m. ET

CAMBRIDGE, Mass., October 20, 2021 - TCR2 Therapeutics Inc. (Nasdaq: TCRR), a clinical-stage cell therapy company with a pipeline of novel T cell therapies for patients suffering from solid tumors, today unveiled new programs and provided highlights from its emerging TRuC pipeline programs during its first virtual R&D Day.

“At TCR2, our mission is to build the next great cell therapy company in solid tumors based on the early success of our mesothelin franchise and an emerging pipeline which will extend our reach into new cancer patient populations and beyond,” said Garry Menzel, Ph.D., President and Chief Executive Officer of TCR2 Therapeutics. “Today we will review our narrowed focus on solid tumors and unveil new strategies to potentially further enhance the persistence and efficacy of our TRuC-T cells. In addition, we will introduce compelling preclinical data for our TRuC Tregs, which could expand our footprint into the autoimmune disease setting. We believe that TCR2 is already helping to change the treatment paradigm for patients with treatment-refractory solid tumors and, through continued innovation, will progress our re-prioritized pipeline to patients with a variety of unmet medical needs.”

Pipeline Updates

Gavo-cel:

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TCR2 announced today the completion of the 3-patient cohort at the new dose level 3.5A (3x108/m2 following lymphodepletion) using a split dosing approach. Two patients were evaluable for safety. In both cases, gavo-cel was well-tolerated with no patients experiencing on-target, off tumors toxicities or Grade ≥3 cytokine release syndrome (CRS) non-hematologic toxicities.
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TCR2 anticipates the identification of the RP2D in 4Q21.

TC-110:

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TCR2 announced today that, in alignment with its pipeline prioritization on solid tumors, the Company has deprioritized the development of TC-110 for the treatment of patients with CD19+ non-Hodgkin lymphoma or adult acute lymphoblastic leukemia and plans instead to evaluate business development options.

TC-510:

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TCR2 announced today the Company anticipates the IND filing for its first TRuC-T cell enhanced with a PD1xCD28 switch receptor to be in 1Q22.

TC-520:

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TCR2 announced today the selection of its lead candidate targeting CD70 co-expressing an IL-15 enhancement as TC-520. In new preclinical data highlighted at the R&D Day, TC-520 enhanced with membrane-bound IL-15 resulted in a significant increase in TC-520 cells with a CD8+ naïve/T memory stem cells phenotyope, improved autonomous persistence as well as increased expansion following repeated stimulation with CD70-expressing cancer cell lines.
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The Company anticipates initiating IND-enabling studies for TC-520 with an indication focus on renal cell carcinoma in 2022.

Allogeneic:

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TCR2 announced today new preclinical data demonstrating allogeneic (off-the-shelf) TRuC-T cells targeting mesothelin that utilized a CRISPR/Cas9 endonucleases approach and the use of fully human TCRγ/δ domains reduced the risk of immunogencity and host rejection, lacked alloreactivity while maintaining clearance of tumor cells comparable to autologous TRuC-T cells targeting mesothelin.
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TCR2 is currently evaluating the combination of enhancements with allogeneic TRuC-T cells to potentially improve persistence.
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The Company anticipates the identification of a lead candidate for its allogeneic program in 2022.

TRuC Tregs:

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TCR2 announced today new preclinical data demonstrating proof-of-concept for TRuC Treg cells targeting HLA-A*02 for the prevention of Graft versus Host Disease (GvHD). In in vitro and in vivo experiments, TRuC Tregs utilizing the full TCR signaling complex promoted and stabilized Tregs by suppressing the proliferation of mismatched effector cells and inhibiting the production of cytokines in a dose dependent manner.
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TCR2 plans to evaluate business development options to enable the treatment of patients with GvHD and other autoimmune diseases.

About TCR2 Therapeutics

TCR2 Therapeutics Inc. is a clinical-stage cell therapy company developing a pipeline of novel T cell therapies for patients suffering from solid tumors. The company is focused on the discovery and development of product candidates against novel and complex targets utilizing its proprietary T cell receptor (TCR) Fusion Construct T cells (TRuC®-T cells). The TRuC platform is designed to specifically recognize and kill cancer cells by harnessing signaling from the entire TCR, independent of human leukocyte antigens (HLA). For more information about TCR2, please visit www.tcr2.com.

TCR2 Therapeutics Conference Call and Webcast

TCR2 Therapeutics will host a conference call and webcast on Wednesday, October 20 at 8:00am E.T. In order to participate in the conference call, please dial 866-220-8062 (domestic) or 470-495-9169 (international) and refer to confirmation number 1597681. The webcast and presentation will be made available on the TCR2 Therapeutics website in the Investors section under Events at investors.tcr2.com/events. Following the live audio webcast, a replay will be available on the Company's website for approximately 30 days.

Forward-looking Statements

This press release contains forward-looking statements and information within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as "may," "will," "could", "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "projects," "seeks," "endeavor," "potential," "continue" or the negative of such words or other similar expressions can be used to identify forward-looking statements. These forward-looking statements include, but are not limited to, express or implied statements regarding TCR2’s expectations for the Phase 1/2 clinical trial of gavo-cel; TCR2’s expectations for the safety and efficacy of its product candidates and enhancements, including gavo-cel, TC-510 and TC-520, compared to current T-cell therapy approaches; TCR2’s expectations regarding the timing of determining an RP2D for gavo-cel, TCR2’s expectations regarding the timing of INDs, and TCR2’s expectations regarding the estimated patient populations and related market opportunities in gavo-cel’s, TC-510’s and TC-520’s targeted indications.

The expressed or implied forward-looking statements included in this press release are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: uncertainties inherent in clinical studies and in the availability and timing of data from ongoing clinical studies; whether interim results from a clinical trial will be predictive of the final results of a trial; the possibility that positive results from preclinical studies and correlative studies may not necessarily be predictive of the results of TCR2’s planned clinical trials, including the Phase 1/2 clinical trial of gavo-cel; the risk that the results from the Phase 1/2 clinical trial of gavo-cel will not support further development and marketing approval; the risk that TCR2 may be unable to gain approval of gavo-cel and its other product candidates on a timely basis, if at all; the risk that TCR2 has over-estimated the potential patient population for its product candidates, if approved; the risk that the current COVID-19 pandemic will impact TCR2’s clinical trials and other operations; and other risks set forth under the caption "Risk Factors" in TCR2’s most recent Annual Report on Form 10-K, most recent Quarterly Report on Form 10-Q and its other filings with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although TCR2 believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur.

Moreover, except as required by law, neither TCR2 nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements included in this press release. Any forward-looking statement included in this press release speaks only as of the date on which it was made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Investor and Media Contact:

Carl Mauch

Director, Investor Relations and Corporate Communications

TCR2 Therapeutics Inc.

(617) 949-5667

carl.mauch@tcr2.com